UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________________________
FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 3, 2017 (May 2, 2017)
Date of report (Date of earliest event reported)

ALIGN TECHNOLOGY, INC.
_______________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)
(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 28, 2016, Align Technology, Inc., a Delaware corporation (“Align”), announced a $300 million stock repurchase program (the “Stock Repurchase Program”). On April 25, 2017, our Board of Directors authorized the first $50 million under the program to be repurchased which we anticipate completing by August 3, 2017. On May 2, 2017, Align entered into an accelerated share repurchase agreement (the “ASR Contract”) with Wells Fargo, National Association ("Wells Fargo"), to repurchase an aggregate of approximately $50 million of Align’s common stock. Under the ASR Contract, Align will make an initial payment of approximately $50 million in the aggregate to Wells Fargo and will receive an initial delivery of approximately 261,000 shares of common stock. The exact number of shares Align will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of Align’s common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contract. At settlement, under certain circumstances, Wells Fargo may be required to deliver additional shares of common stock to Align, or under certain circumstances, Align may be required either to deliver shares of common stock or to make a cash payment to Wells Fargo. Final settlement of the transactions under the ASR Contract is expected to occur no later than approximately three months from May 3, 2017. The terms of the accelerated share repurchases under the ASR Contract are subject to adjustment if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.
The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Wells Fargo is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by Align, on the one hand, and Wells Fargo, on the other hand, to one another. The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy of which is included as Exhibit 10.1 to this Form 8-K.
A copy of the press release announcing Align’s entry into the ASR Contract is furnished herewith as Exhibit 99.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Align Technology, Inc., dated May 3, 2017
10.1	Fixed Dollar Accelerated Repurchase Transaction Agreement dated May 2, 2017 between Wells Fargo, National Association and registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 3, 2017	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Legal and Corporate Affairs and General Counsel